UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2006

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 8, 2006, Broadway Financial Corporation (the “Company”), the holding company of Broadway Federal Bank, f.s.b. (“Bank”), announced that Ms. Candis Noel, age 48, has joined the Bank as Senior Vice President and Chief Retail Banking Officer effective November 1, 2006. Prior to joining the Bank, Ms. Noel worked at Comerica Bank from 1992 through the present, where she recently served as Vice President, Regional Deposit Officer. She also worked at First Interstate Bank for over thirteen years in various positions.

Ms. Noel’s annual base salary will be $105,000 and she will also be eligible for an annual bonus, which is targeted at 20% of her base salary. Ms. Noel will be eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees. Currently, there is no employment contract between Ms. Noel and either Broadway Financial Corporation or Broadway Federal Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: November 8, 2006	By	/s/ Sam Sarpong
Sam Sarpong Senior Vice President and Chief Financial Officer